Exhibit 24.1

DIRECTOR’S POWER OF ATTORNEY

(Form S-8 for the Corporation’s 2024 Long-Term Compensation Plan)

Each of the undersigned directors of Kohl’s Corporation (the “Corporation”) hereby designates and appoints Thomas A. Kingsbury and Jennifer Kent, as the undersigned’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the purpose of: (i) executing in the undersigned’s name and on the undersigned’s behalf the Corporation’s Registration Statement on Form S-8 (the “Form S-8”) relating to the Corporation’s 2024 Long-Term Compensation Plan and any related amendments (including post-effective amendments) and/or supplements to the Form S-8; (ii) generally doing all things in the undersigned’s name and on the undersigned’s behalf in the undersigned’s capacity as a director to enable the Company to comply with the provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and all requirements of the Securities and Exchange Commission; and (iii) ratifying and confirming the undersigned’s signature as it may be signed by the attorney-in-fact to the Form S-8 and any related amendments (including post-effective amendments) and/or supplements thereto.

IN WITNESS WHEREOF, the undersigned have each executed this Power of Attorney, on one or more counterparts, as of the 15th day of May, 2024.

/s/ Thomas A. Kingsbury	/s/ Robbin Mitchell
Thomas A. Kingsbury	Robbin Mitchell

/s/ Wendy Arlin	/s/ Jonas Prising
Wendy Arlin	Jonas Prising

/s/ Michael Bender	/s/ John E. Schlifske
Michael Bender	John E. Schlifske

/s/ Yael Cosset	/s/ Adrianne Shapira
Yael Cosset	Adrianne Shapira

/s/ Christine Day	/s/ Adolfo Villagomez
Christine Day	Adolfo Villagomez

/s/ H. Charles Floyd
H. Charles Floyd